FORUM FUNDS II

Three Canal Plaza, Suite 600

Portland, Maine 04101

TRUST INSTRUMENT

As adopted August 1, 2012 and amended on September 19, 2013

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FORUM FUNDS II

TRUST INSTRUMENT

This TRUST INSTRUMENT is made as of August 1, 2012 by the Trustees to establish a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is "Forum Funds II."

ARTICLE I

DEFINITIONS

Unless otherwise provided or required by the context:

(a) "Assets belonging to" a Series has the meaning set forth in ;

(b) "By-laws" means the By-laws of the Trust, if any, adopted by the Trustees, as amended from time to time;

(c) "Class" means a class of Shares of a Series established pursuant to ;

(d) "Commission," "Interested Person" and "Principal Underwriter" have the meanings provided in the 1940 Act;

(e) "Committee" means a committee of the Board of Trustees so defined in ;

(f) "Covered Person" means a person so defined in ;

(g) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts," as amended from time to time;

(h) "Established Committees" means those Committees so defined in ;

(i) "Exchange" means a national securities exchange, including as defined in Section 2(a)(26) of the 1940 Act or in Section 6 of the Securities Exchange Act of 1934, as amended;

(j) "IIV" means the intraday indicative value of a Series as calculated by an Exchange or agent of the Trust or Series;

(k) "Liabilities" means liabilities, debts, obligations, expenses, costs, charges and reserves;

(l) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

(m) "Net Asset Value per Share" means the net asset value of each Series or Class, determined as provided in ;

(n) "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding but does not include Shares that have been repurchased or redeemed by the Trust and are held in the treasury of the Trust;

(o) "Person" means any natural person or corporation, limited liability company, partnership, trust,, firm, association or other entity;

(p) "Series" means a series of Shares established pursuant to ;

(q) "Shareholder" means a record owner of Outstanding Shares;

(r) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

(s) "Tax Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as amended from time to time.

(t) "Trust" means "Forum Funds II", the Delaware statutory trust established under the Delaware Act by the filing on July 30, 2012 of the certificate of trust in the Office of the Secretary of State of the State of Delaware;

(u) "Trust Property" means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust or any Series or the Trustees on behalf of the Trust or any Series;

(v) "Trustees" means the persons who have signed this Trust Instrument and all other persons who may from time to time be duly qualified, elected or appointed, and serving as Trustees in accordance with, in each case so long as such persons continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees refers to such person or persons in his or her capacity as Trustees hereunder; and

(w) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

ARTICLE II

THE TRUSTEES

Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Trust Instrument. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes that at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and that may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Trustees may execute all instruments and take all action they deem necessary, proper or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

Section 2. INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The initial Trustee(s) shall be the person(s) initially signing this Trust Instrument. The number of Trustees (other any the initial Trustee(s)) shall be fixed from time to time by a majority of the Trustees; provided, however, that there shall be at least one (1) Trustee. Shareholders shall not be entitled to elect Trustees except as required by applicable law or under this Trust Instrument.

Section 3. TERM OF OFFICE OF TRUSTEES. Subject to any limitations on the term of service imposed by the By-laws and any retirement policy adopted by the Trustees, each Trustee shall hold office until his or her successor is elected, his or her death, or the Trust terminates, whichever is sooner; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal, (c) any Trustee who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement, and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

Section 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine to fill that vacancy, consistent with the limitations under applicable law. No appointment of any Trustee shall take effect if such appointment would cause the number of Trustees who are Interested Persons of the Trust to exceed the number permitted by Section 10 of the 1940 Act. Any such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The Trustees' power of appointment is subject to Section 16(a) of the 1940 Act.

Section 5. TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled or otherwise eliminated, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their determination as to such vacancy, absence or incapacity shall be conclusive.

Section 6. CHAIRPERSON. The Trustees shall appoint one of their members to be Chairperson of the Board of Trustees provided that a person may hold such office only so long as he or she continues to be a Trustee. The Chairperson shall preside at all meetings of the Trustees and shall assume such other duties as the Trustees may assign to the Chairperson from time to time. The Trustees may appoint a Vice Chairperson of the Board of Trustees who shall exercise the powers of the Chairperson in his or her absence.

Section 7. ACTION BY THE TRUSTEES. Unless otherwise specified herein or in the By-laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. To the extent permitted by the Delaware Act, the lesser of a majority of the Trustees then in office or two (2) Trustees shall constitute a quorum at any meeting. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. Subject to the requirements of applicable law, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.

Section 4. MEETINGS.

(a) Regular Meetings. Regular meetings of the Trustees shall be at such time and place as shall be fixed by the Trustees. Such regular meetings may be held without notice.

(b) Special Meetings. Special meetings of the Trustees or any Committee for any purpose or purposes may be called at any time by the Chairperson of the Board of Trustees or any two (2) Trustees, the President, any Vice President or the Secretary.

(c) Notice. Subject to the provisions of subsection, notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, email, facsimile or other electronic means sent to his or her home or business address at least twenty-four hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Any written consent or waiver may be provided and delivered to the Trust by email, facsimile or other electronic means.

(d) Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

(e) Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. Subject to any applicable requirements of law, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

(f) Action By Written Consent. Unless applicable law requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office (or such greater number as may be required by applicable law). Any such written consent may be executed and given by email, facsimile or other electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 9. COMMITTEES OF THE BOARD OF TRUSTEES.

(a) Establishment. The Trustees may designate one or more committees of the Board of Trustees (each a "Committee"), including, without limitation, a Nominating Committee and an Audit Committee (together, the "Established Committees"). The Trustees shall determine the number of members of each Committee and its powers and shall appoint its members. The Trustees may designate one or more Trustees as alternate members of any Committee, who may replace any absent or recused member at any meeting of such Committee. Each Committee member shall serve at the pleasure of the Trustees. Subject to the limitations of applicable law, the Trustees may abolish any Committee at any time. Each Committee shall maintain records of its meetings and report its actions to the Trustees when required. The Trustees may rescind any action of any Committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any Committee any of its powers, subject to the limitations of applicable law.

(b) Proceedings, Quorum, Action. In the absence of an appropriate resolution of the Board of Trustees, each Committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of the members of any Committee shall constitute a quorum, and a Committee shall act by the vote of a majority of a quorum.

(c) Audit Committee. The Trustees shall elect from their own number an Audit Committee composed entirely of Trustees who are not Interested Persons of the Trust. The Audit Committee shall have the power to review and evaluate the Trust's audit function, including, as appropriate, responsibility relating to the appointment, retention, compensation and oversight of an independent registered public accounting firm and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees. One member of the Audit Committee may be designated as chairperson to serve for a term to be determined by the Audit Committee, or as provided for in any charter adopted by the Audit Committee, and until a successor is elected.

(d) Nominating Committee. The Trustees shall elect from their own number a Nominating Committee composed entirely of Trustees who are not Interested Persons of the Trust. The Nominating Committee shall have the power to select and nominate Trustees, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees. One member of the Nominating Committee may be designated as chairperson to serve for a term to be determined by the Nominating Committee, or as provided for in any charter adopted by the Nominating Committee, and until a successor is elected.

Section 10. OWNERSHIP OF TRUST PROPERTY. Title to the Trust Property shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 11. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 12. TRUSTEES AND OTHERS AS SHAREHOLDERS. Subject to any requirements of applicable law and/or any restrictions in the By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may sell Shares to, and acquire and redeem Shares from, any such person or any firm, company or other entity in which such person is interested, subject only to any general limitations herein or in the By-laws relating to the sale and redemption of such Shares.

Section 13. INSPECTION OF RECORDS AND REPORTS. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE III

POWERS OF THE TRUSTEES

Section 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments that they deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trust or the Trustees or upon their order. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a) To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;

(b) Subject to the requirements of applicable law, to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, without limitation, cash (U.S. currency), foreign currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, without limitation, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments, securities issued by an investment company or any series thereof (whether registered under the 1940 Act or unregistered), securities of any issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, and other securities of any kind issued, created, guaranteed or sponsored by any and all persons, including the United States, individual states or the District of Columbia, territories and possessions of the United States, any political subdivision, agency or instrumentality of the United States and any foreign government or subdivision thereof) without regard to whether any such instruments or securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

(c) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

(d) To elect and remove such officers, and appoint and terminate such agents, as the Trustees deem appropriate;

(e) To employ one or more investment advisers, administrators, depositories, custodians and other persons;

(f) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of an Exchange or other entities permitted by the Commission to serve as such and authorize any depository or custodian to employ sub-custodians or agents and to deposit all or any part of the Trust's assets in a system or systems for the central handling of securities and debt instruments;

(g) To retain one or more transfer, dividend, securities lending, accounting and Shareholder servicing agents and registrars, to retain auditors and counsel, and with respect to Series whose Shares trade on an Exchange, to retain one or more market makers, Exchange specialists, and listing and IIV agents;

(h) To provide for the distribution of Shares through a distributor, Principal Underwriter, by the Trust itself or by any other method, including pursuant to a distribution plan of any kind, and to arrange for the listing and trading of Shares on one or more Exchanges, as appropriate;

(i) To pay or cause to paid all expenses, fees, charges, taxes and Liabilities incurred or arising in connection with the Trust or any Series or Class or in connection with the management thereof, including, without limitation, the Trustees' compensation and such expenses and charges for the Trust's officers, employees, investment advisers, administrator, distributor, Principal Underwriter, auditors, counsel, depository, custodians, transfer agent, registrar, dividend disbursing agent, accounting agent, shareholder servicing agents and other agents;

(j) To set record dates in the manner provided for herein or in the By-laws;

(k) To establish a registered office and have a registered agent in the State of Delaware;

(l) To delegate such authority as the Trustees consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, sub-advisers, custodian, administrator, underwriter or other service provider;

(m) To sell, exchange or otherwise dispose of any or all of the assets of the Trust or any Series;

(n) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such persons as the Trustees deem proper;

(o) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;

(p) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust's or Trustee's own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;

(q) To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of ;

(r) To interpret the investment policies, practices, or limitations of any Series or Class;

(s) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in ;

(t) To consent to or participate in any plan for the reorganization, consolidation or merger of any issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(u) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, without limitation, claims for taxes;

(v) To declare and make distributions of income and of capital gains to Shareholders;

(w) To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person;

(x) To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum or take such other action as the Trustees in their discretion shall determine;

(y) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

(z) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to suspend or terminate the sales or trading of Shares of any Series or Class for any period of time; to establish terms and conditions, including any fees or expenses, regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to and, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

(aa) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(bb) To purchase, and pay for, out of Trust Property or the Assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of business, including insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim, or to otherwise indemnify such persons, out of Trust Property or the Assets belonging to any appropriate Series, to the fullest extent permitted by this Trust Instrument or the Delaware Act;

(cc) To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers;

(dd) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(ee) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts or guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any or all such obligations; and

(ff) To engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

Section 2. CERTAIN TRANSACTIONS. Subject to the requirements of applicable law, the Trustees may, on behalf of the Trust, buy any assets from or sell any assets to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm or other entity of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such Person in which such Person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 3. DUTIES OF TRUSTEES. Except for any duties imposed by this Trust Instrument or by Section 36(a) of the 1940 Act, in performing his or her duties hereunder or otherwise, no Trustee shall owe a duty of any kind, including, without limitation, any common law fiduciary duty, to the Trust, the Shareholders, another Trustee or any other person; provided that the foregoing shall not eliminate a Trustee's implied covenant of good faith and fair dealing.

ARTICLE IV

TRUST OFFICERS

Section 1. TRUST OFFICERS. The officers of the Trust shall be a President, a Treasurer and a Chief Compliance Officer, and may include a Secretary, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers as the Board of Trustees may determine.

Section 2. ELECTION, TENURE AND QUALIFICATIONS OF OFFICERS. The Trustees shall elect the officers of the Trust and any Series. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, removal or resignation. Any person may hold one or more offices, except that the President and the Secretary may not be the same individual. No officer need be a Shareholder.

Section 3. VACANCIES AND NEWLY CREATED OFFICES. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

Section 4. REMOVAL AND RESIGNATION. Officers serve at the pleasure of the Board of Trustees and may be removed at any time with or without cause. The Trustees may delegate this power to the President of the Trust with respect to any Other Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, or the President of the Trust. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. PRESIDENT. The President shall be the Chief Executive Officer of the Trust or the applicable series. Subject to the direction of the Board of Trustees, the President shall have general charge, supervision and control over the Trust's or the applicable Series' business affairs and shall be responsible for the management thereof and the execution of policies established by the Board of Trustees. In the absence of the Chairperson and Vice Chairperson, the President shall preside at any meeting of the Shareholders. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents on the Trust's or the applicable Series' behalf. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust or the applicable Series, except as the Board of Trustees may otherwise direct. The President shall have such other powers and perform such other duties as the Board of Trustees may determine.

Section 6. VICE PRESIDENT(S). The Vice President(s) shall have such powers and perform such duties as the Board of Trustees or the President may determine. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents (as designated by the President) present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The Board of Trustees may designate a Vice President as the Chief Financial Officer of the Trust or any applicable Series or to serve one or more other functions. If a Vice President is designated as Chief Financial Officer of the Trust or a Series, he or she shall have general charge of the finances and books of the Trust or the applicable Series and shall report to the Board of Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series' fiscal year. The Board of Trustees also may designate one or more of the Vice Presidents as Executive Vice President.

Section 7. TREASURER AND ASSISTANT TREASURER(S). The Treasurer shall be the Chief Financial Officer and Chief Accounting Officer of the Trust or any Series unless the Board of Trustees otherwise determines. If designated as Chief Financial Officer, the Treasurer shall have general charge of the finances and books of the Trust or the applicable Series, and shall report to the Board of Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series' fiscal year. The Treasurer shall be responsible for the delivery of all funds and other assets of the Trust to such company as the Board of Trustees shall retain as custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Board of Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Board of Trustees' supervision, and shall perform such additional duties as the Board of Trustees may designate.

Any Assistant Treasurer may perform such duties of the Treasurer as the Board of Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 8. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all votes and proceedings of the meetings of Board of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the Board of Trustees or by applicable law, but may delegate such responsibilities as deemed to be appropriate by the Board of Trustees or Trust officers. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Board of Trustees, and shall perform such additional duties as the Board of Trustees may designate.

Any Assistant Secretary may perform such duties of the Secretary as the Board of Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 9. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust's compliance policies and procedures that are reasonably designed to prevent violation of the federal securities laws by the Trust, its investment advisers, principal underwriters, administrators and transfer agents. The election, compensation and removal of the Chief Compliance Officer shall be approved by the Board of Trustees, including a majority of the Trustees that are not Interested Persons to the extent required by applicable law.

Section 10. OTHER OFFICERS. The Board of Trustees may appoint from time to time such other officers and agents as the Board of Trustees may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees may delegate from time to time to one or more officers or committees of the Board of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this may be removed, either with or without cause, by the Board of Trustees or any officer upon whom such power of removal shall have been conferred by the Board of Trustees.

Section 11. COMPENSATION OF OFFICERS. Each officer of the Trust may receive such compensation from the Trust for services and reimbursement for expenses as the Board of Trustees may determine.

Section 12. SURETY BOND. The Board of Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by applicable law) to the Trust in such sum and with such surety or sureties as the Board of Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's funds or other assets that may come into his or her hands.

ARTICLE V

SERIES; CLASSES; SHARES

Section 1. ESTABLISHMENT OF SERIES AND CLASSES. The Trust shall consist of one or more separate and distinct Series created and maintained in accordance with, and this. The Trustees may designate the rights, privileges, voting powers and preferences of the Shares of each Series relative to the Shares of any other Series. The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series, each Share of each such Class having an equal beneficial interest in such assets and identical voting, dividend, liquidation and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a Class may be borne solely by that Class as determined by the Trustees and (b) a Class may have exclusive voting rights with respect to matters affecting only that Class. The establishment and designation of each additional Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document, including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series. A Series may issue any number of Shares and need not issue Shares. Each holder of Shares of a Series shall be entitled to receive his, her or its pro rata share of all distributions made with respect to such Series. Upon redemption of Shares of a Series, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series. The Trustees may change the name of any Series or Class.

Section 2. SHARES. The beneficial interest in each Series shall be divided into Shares of one or more Classes. The number of Shares of each Series and Class shall be unlimited, and each Share shall have no par value. All Shares issued hereunder, including Shares issued in connection with a dividend or other distribution of Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. The Trustees shall have full power and authority (1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate, (2) to issue fractional Shares and Shares held in the Trust's treasury, (3) to establish and to change in any manner Shares of any Series or Class with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares), (4) to divide or combine the Shares of any Series or Class into a greater or lesser number, (5) to classify or reclassify any unissued Shares of any Series or Class into one or more Series or Classes, (6) to abolish any one or more Series or Classes, (7) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of Liabilities) and businesses and (8) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the Trust's treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3. PREEMPTIVE AND APPRAISAL RIGHTS. Shareholders shall have no preemptive or other right to acquire, purchase or subscribe to any additional Shares or other securities issued by the Trust, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares. Further, except as otherwise determined by action of the Trustees, Shareholders shall have no exchange or conversion rights with respect to their Shares. No action may be brought by a Shareholder on behalf of the Trust unless Shareholders owning no less than a majority of the Outstanding Shares, or Series or Class thereof, join in the bringing of such action. A Shareholder of Shares in a particular Series or Class of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or Class, as appropriate, or on behalf of the Shareholders in any such other Series or Class of the Trust.

Section 4. INVESTMENTS IN THE TRUST. The Trustees shall accept investments in any Series from such persons, on such terms, and for such consideration, which may consist of tangible or intangible property or a combination thereof, as they may from time to time authorize. At the Trustees' sole discretion, such investments in a Series, subject to the requirements of applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in. Investment in a Series shall be credited to the investing Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may (a) impose a sales charge upon investments in any Series or Class or (b) determine the Net Asset Value per Share of the initial capital contribution for any Series. The Trustees shall have the right to refuse to accept investments in any Series or by any person at any time without any cause or reason therefor whatsoever.

Section 5. ASSETS AND LIABILITIES OF SERIES AND CLASSES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively "Assets belonging to" that Series), shall be recorded, held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be charged with all Liabilities of the Trust with respect to that Series and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Series or Class shall be enforceable against the Assets belonging to such Series or Class only, and not against the assets of the Trust generally or the Assets belonging to any other Series or Class. Notice of this contractual limitation on Liabilities among Series may, in the Trustees' sole discretion, be set forth in the Trust's certificate of trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

Section 6. OWNERSHIP AND TRANSFER OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer agent or similar entity that has access to ownership information of the

Trust or a Series or Class, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates of each Series or Class of the Trust and any other similar matters. The record books of the Trust as kept by the Trust or any transfer agent or similar entity, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder and as to whether a Shareholder is entitled to receive payment of any distribution or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any distribution, nor to have notice given to him, her or it as herein provided, until he, she or it has given his, her or its address to such officer or agent of the Trust as shall keep the record books of the Trust for entry thereon. The Trust shall be entitled to treat the holder of record of any Share or Shares as the absolute owner for all purposes and shall not be bound to recognize any legal, equitable or other claim of interest in such Share or Shares on the part of any other Person except as otherwise required by applicable law. The Trustees may from time to time close the transfer books or establish record dates and times for the purpose of determining the Shareholders entitled to be treated as such to vote or act at any meeting or to participate in any dividend or distribution or for any other reason.

Shares shall be transferable only on, and as evidenced by, the records of the Trust or its transfer agent in accordance with such rules as the Trust may establish from time to time. Except as provided in the following paragraph of this, Shares are transferable only by the Shareholder of record or by its agent thereto. Upon receipt by the Trust or its transfer agent of a request from a Shareholder of record to transfer Shares held by such Shareholder to another person, accompanied by such information as may be required by the Trust or its transfer agent, the transfer shall be recorded on the applicable register of the Trust or its transfer agent. Until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer agent for the Trust nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of such evidence thereof as the Trust or its transfer agent may require, but until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer agent nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law. The Trustees may make such additional rules as they consider appropriate for the transfer of shares of each Series or Class of the Trust and any other similar matters.

Section 7. STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series or Class thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Any note, bond, contract or other written obligation of the Trust or any Series may contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to one or more Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee.

ARTICLE VI

DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE

Section 1. DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the Assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2. REDEMPTIONS. Each Shareholder of a Series or Class thereof shall have the right, on any business day to require the Trust to redeem all or any part of the Shareholder's Shares of a Series or Class, upon and subject to the terms and condition provided in this, in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees; provided, however, if so determined by the Trustees, any Series or Class now or hereafter authorized shall be redeemable only in aggregations of such number of Shares ("Creation Units") and at such times as may be determined by or pursuant to procedures or methods prescribed or approved by the Trustees. The Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit for each Series or Class by written consent or by resolutions adopted at any regular or special meeting of the Trustees. Each Shareholder of a Series or Class, upon request to the Trust in accordance with such procedures as may from time to time be in effect, accompanied by surrender of any certificated Shares in proper form, shall be entitled to require the Trust to redeem all or any number of such Shareholder's Shares standing in the name of such holder on the books of the Trust; provided, however, in the case of Shares of any Series or Class as to which the Trustees have determined that such Shares shall be redeemable only in Creation Units, in such Creation Units. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem from such Shareholder outstanding Shares or Creation Units, as applicable, for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Class or Series of Shares in the assets of the Trust at the time of the redemption; and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption at such rates as the Trustees may establish, as and to the extent permitted under applicable law. The procedures for effecting and suspending redemption shall be as set forth in the Trust's registration statement filed with the Commission. Payment may be in any form permitted by, including in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time, less any applicable sales charges and/or fees. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under applicable law.

Section 3. REDEMPTION BY TRUST. The Trustees may cause the Trust to redeem the Shares of any Series or Class held by a Shareholder at the redemption price that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to, upon such conditions as may from time to time be determined by the Trustees. Upon redemption of Shares pursuant to this, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed.

Section 4. PREVENTION OF PERSONAL HOLDING COMPANY STATUS. The Trust may reject any purchase order, refuse to transfer any Shares, and compel the redemption of Shares if, (a) at the time thereof the Shareholder affected owns Shares equal to or in excess of a maximum percentage of the Shares of such Series or Trust determined from time to time by the Trustees, or (b) in the Trustees' opinion, any such rejection, refusal, or redemption would prevent the Trust from becoming a personal holding company as defined by the Tax Code.

Section 5. DETERMINATION OF NET ASSET VALUE PER SHARE. "Net Asset Value per Share" of any Series or Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus for the Series. In the absence of action by the Trustees, the term "Net Asset Value per Share" of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities divided by the number of relevant Outstanding Shares. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a manager, investment adviser, administrator, custodian, depository or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and Class at times prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for regular trading. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.

Section 6. SUSPENSION OF RIGHT OF REDEMPTION. If, as referred to in of this, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his, her or its request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

ARTICLE VII

SHAREHOLDERS' VOTING POWERS AND MEETINGS

Section 1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as required by law, (b) the removal of Trustees as provided in (d), (c) any investment advisory or services contract to the extent provided in, (d) the amendment of this Trust Instrument to the extent and as provided in, and (e) such additional matters relating to the Trust to the extent required by law, this Trust Instrument or the By-laws or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable.

Notwithstanding any other provision of this Trust Instrument, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by applicable law, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Series or Class thereof shall be entitled to one vote for each Share of such Series or Class thereof on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the By-laws.

Section 2. MEETINGS OF SHAREHOLDERS. The Trust shall not be required to hold annual meetings, unless required by applicable law. Special meetings of the Shareholders any Series or Class, or with respect to the Trust, as applicable, may be called by the Secretary, the Chairperson or the President whenever ordered by the Trustees, and shall be called by the Secretary upon the written request of Shareholders owning at least twenty-five percent (25%) (or such other percentage to the extent required by applicable law) of the Outstanding Shares of the Trust, such Series or Class entitled to vote; provided, that (i) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (ii) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary or another officer, as applicable, shall determine and specify to such Shareholders. If the Secretary or another officer, as applicable, fails for more than thirty (30) days to call a special meeting when required to do so, the Board of Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. The Secretary or another officer, as applicable, shall not call a special meeting upon the request of Shareholders of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of such Series or Class held during the preceding twelve (12) months, unless requested by the holders of a majority of the Outstanding Shares of such Series or Class entitled to be voted at such meeting.. A meeting of Shareholders of the Trust or any Series or Class shall be held at such time and place as is determined by the Board of Trustees and stated in the notice of that meeting. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given as follows:

(a) Notice of Meetings. The Secretary, or another officer if there is no Secretary, shall call a meeting of Shareholders by giving written notice of the place, date, time and general nature of the business to be transacted at that meeting at least ten (10) days before the date of such meeting.

(b) Manner of Giving Notice; Waiver of Notice. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, electronic mail or other electronic means or by mail, postage prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or electronic submission or, where notice is given by publication, on the date of publication. Whenever any notice of any meeting of Shareholders is required to be given, a written waiver or a waiver by electronic transmission, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the meeting is held, or attendance at the meeting in person or by proxy shall be deemed equivalent to the giving of such notice to such persons.

(c) Adjourned Meetings. A meeting of Shareholders may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary, or another officer if there is no Secretary, shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

(d) Organization of Meetings of Shareholders. The Chairperson shall preside at each meeting of Shareholders. In the absence of the Chairperson, the meeting shall be chaired by the President or the Vice Chairperson, or if the President and the Vice Chairperson shall not be present, by a Vice President. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if any and if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person or if there is no Secretary, then the meeting shall elect a secretary for the meeting.

The Board of Trustees shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chairperson of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

(e) Record Date. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting of Shareholders, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Board of Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Board of Trustees may determine; or without closing the transfer books the Trustees may fix a date and time, as permitted by applicable law, prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or to be treated as Shareholders of record for purposes of such other action. Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action, even though such Shareholder has since that date and time disposed of his, her or its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action.

(f) Action by Written Consent. Shareholders may take any action as to the Trust or any Series or Class without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

Section 3. FORUM; REQUIRED VOTE. Except when a larger quorum is required by law or by the rules of an applicable Exchange, this Trust Instrument or the By-laws, a quorum for the transaction of business at a Shareholders' meeting with respect to a Series or Class, or with respect to the Trust, as applicable, shall be, respectively, with respect to any Series or Class that is listed on an Exchange one-third of the Outstanding Shares of such Series or Class and with respect to any Series or Class that is not listed on an Exchange one tenth of the Outstanding Shares of such Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice for the purpose of taking action upon any matter that would have been acted upon at the original meeting but for its adjournment. Except when a larger vote is required by law, the rules of an applicable Exchange, this Trust Instrument or the By-laws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law or the rules of an applicable Exchange, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned.

Section 4. VOTING OF SHARES; PROXIES. Shareholders entitled to vote may vote either in person or by proxy; provided, that either the Shareholder or his, her or its duly authorized agent or attorney-in-fact has (i) signed and dated a written instrument authorizing such proxy to act, or (ii) transmitted by electronic, telephonic, computerized, facsimile, telecommunication, oral communication or other alternative to execution of a written instrument authorizing such proxy to act or (iii) otherwise satisfied requirements set forth by resolution of the Board of Trustees. Every such transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the Shareholder transmitted or authorized such transmission. Acceptable methods of authorizing a proxy to act shall be set forth in the proxy statement soliciting such proxy. Any person charged with determining whether a Shareholder transmitted or authorized the transmission of any communication authorizing a proxy to act per clause (ii) or (iii) of the first sentence of this, shall specify the information upon which the determination is to be made. Notwithstanding the foregoing, if a proposal by anyone other than the Board of Trustees or officers of the Trust is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the Board of Trustees or officers of the Trust, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it before the vote pursuant to that proxy is taken by (I) a writing delivered to the Trust stating that the proxy is revoked, or (II) a subsequent proxy executed by such person, or (III) attendance at the meeting and voting in person by the Person executing that proxy, or (IV) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Board of Trustees for authorizing the proxy to act; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a meeting of Shareholders. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, this Trust Instrument, or the By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a corporation organized under the laws of the State of Delaware and the Shareholders were shareholders of a corporation organized under the laws of the State of Delaware.

Section 5. INSPECTION OF RECORDS. Except as conferred by law or otherwise by the Trustees, no Shareholder shall have any right to inspect any records, account, book or document of the Trust.

Section 6. ADDITIONAL PROVISIONS. POWERS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VIII

CONTRACTS WITH SERVICE PROVIDERS

Section 1. INVESTMENT ADVISER. Subject to a Majority Shareholder Vote when required by law, the Trustees may enter into one or more investment advisory or services contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to affect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize an investment adviser to employ one or more sub-advisers to perform such of the acts and services of such investment adviser as agreed upon between the parties, and any reference herein to the investment advisers shall be construed to include any investment adviser and any sub-adviser, unless the context requires otherwise.

Section 2. PRINCIPAL UNDERWRITER. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily or exclusively intended to result in sales of its Shares, subject to applicable rules and regulations. Such contract may also provide for the repurchase or sale of Shares by such other party as principal or agent of the Trust.

Section 3. CUSTODIAN. The Trustees shall at all times place and maintain the assets of the Trust and of each Series and Class with a custodian meeting the requirements of applicable law. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the assets owned by the Trust or any Series or Class and deliver the same upon written order or oral order confirmed in writing, (b) to receive and give a receipt for money paid for any moneys due to the Trust or any Series or Class and on behalf of the Trust or any Series or Class, and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, (d) to keep books and accounts of the Trust and Series or Class, as necessary or appropriate and (e) to employ one or more sub-custodians.

Section 4. TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, shareholder service agreements, administration agreements and any other agreements with any party or parties on terms and conditions acceptable to the Trustees.

Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this with any person, including any investment adviser, any sub-adviser or any affiliated person of an investment adviser or a sub-adviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of any such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was not inconsistent with this Trust Instrument or the By-laws.

ARTICLE IX

EXPENSES OF THE TRUST, SERIES AND CLASSES

The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a particular Series or Class, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or a particular Series or Class, or in connection with the management thereof, including, without limitation, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser(s), Principal Underwriter, auditors, counsel, administrator, custodian, transfer agent, securities lending agent, shareholder servicing agent, accounting services agent and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

ARTICLE X

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers or employees, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee, officer or employee of the Trust liable thereunder. Except as required by Section 3806(e) of the Delaware Act, no Trustee or officer of the Trust shall be responsible or liable to the Trust, the

Shareholders, another Trustee or other person that is a party to or is otherwise bound by this Trust Instrument for any act or omission, breach of contract, breach of duties or for neglect or wrongdoing of the Trustee or officer or any officer, agent, representative, employee, investment adviser, Principal Underwriter or independent contractor of the Trust; provided that, in compliance with Section 17(h) of the 1940 Act, nothing contained in this Trust Instrument shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or such other standard of care as set forth in Section 17(h) of the 1940 Act, as amended from time to time.

Section 2. INDEMNIFICATION.

(a) Subject to the exceptions and limitations contained in subsection below:

(i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust, including persons who act at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii) as used herein, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (whether civil, criminal or administrative proceedings, regulatory investigations, or other proceedings, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, counsel fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person if there has been a determination that such Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office:  (i) by the court or other body approving a settlement or before which the action was adjudicated; (ii) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection of this shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this ; provided, however, that, with regard to an agent, in addition (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification.

(e) Any repeal or modification of this by the Shareholders, or adoption or modification of any other provision of this Trust Instrument or the By-laws inconsistent with this, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

Section 3. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his, her or its being or having been a Shareholder and not because of his, her or its acts or omissions or for some other reason, the Shareholder or former Shareholder (or his, her or its heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such Liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him, her or it for any act or obligation of the Series and satisfy any judgment thereon from the Assets belonging to the Series.

ARTICLE XI

MISCELLANEOUS

Section 1. TRUST NOT A PARTNERSHIP. This Trust Instrument creates a statutory trust pursuant to the Delaware Act and not a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship. No Trustee shall have any power to bind personally either the Trust's officers, other Trustees or any Shareholder. Nothing in this Trust Instrument shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 3. TERMINATION OR REORGANIZATION OF THE TRUST.

(a) The Trust and each Series or Class designated and established hereunder shall have perpetual existence. Notwithstanding anything else contained herein but subject to applicable law, the Trustees may provide for the taking of any reorganization including, without limitation:

(i) the sale, lease, exchange, transfer, pledge or other disposition of all or substantially all of the assets of the Trust or Assets belonging to any affected Series to any person, including another Series or another entity that is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or any affected Series, and that may include shares of or interests in such Series, entity or series thereof;

(ii) the sale or conversion into cash all or substantially all of the assets of the Trust or Assets belonging to any affected Series;

(iii) the accomplishment of a merger, conversion, consolidation or other reorganization of the Trust with or into another trust, corporation, partnership, limited liability company, association or other entity, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets of any of the foregoing (each, an "Entity");

(iv) the accomplishment of a merger, conversion, consolidation or other reorganization of any Series with or into another Entity in a transaction or series of transactions intended to qualify as a reorganization under the Tax Code;

(v) the accomplishment of a reorganization of the Trust as a corporation, partnership, limited liability company, association or other entity under the laws of Delaware or any other jurisdiction; and/or

(vi) the organization, or assistance in the organization, of an Entity to acquire all or substantially all of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey and transfer all or substantially all of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity.

The transactions described in this may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Trustees approve.

(b) Upon making reasonable provision for the payment of all known Liabilities of the Trust or any affected Series in either subsection or above, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection or above, the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any Trustee.

(c) Any agreement of merger or consolidation or certificate of merger or consolidation may be signed by any Trustee. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 4. PRINCIPAL OFFICE. The principal executive office of the Trust shall be located in the State of Maine or such other location as the Trustees determine. The Trust may establish and maintain other branch or subordinate offices and places of business as the Trustees determine.

Section 5. DELAWARE OFFICE. The registered office of the Trust in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Trust for service of process at such location is The Corporation Trust Company.

Section 6. SEAL. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

Section 7. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment and/or restatement hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments, restatements or supplements and as to any matters in connection with the Trust. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 8. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common)

of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 9. AMENDMENTS. The Trustees may amend or otherwise supplement this Trust Instrument by making an amendment, a trust instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment that is required to be approved by Shareholders by applicable law or by the Trust's registration statement(s) filed with the Commission or that is submitted to them by the Trustees. Any amendment that is submitted to Shareholders, which the Trustees determine would affect the Shareholders of a particular Series or Class, shall be authorized by vote of the Shareholders of such Series or Class, and no vote shall be required of Shareholders of any Series or Class not affected.

Section 10. FISCAL YEAR. The fiscal year of each Series of the Trust shall end on a specified date as set forth in the By-laws or by resolution. The Trustees may change the fiscal year of the Trust or any Series without Shareholder approval. Different Series may have different fiscal years.

Section 11. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Tax Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

Section 12. INTERPRETATION. As used herein, the singular includes the plural and vice versa. Words denoting any gender include all genders. The Trustees may construe any of the provisions of this Trust Instrument insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument.

Section 13. ELECTRONIC TRANSACTIONS. If this Trust Instrument, the By-laws, the Delaware Act or any other law requires a record or signature (as such terms are defined in § 12A-102 of the Uniform Electronic Transactions Act of the State of Delaware) to be written or in writing, an electronic record or electronic signature, as the case may be, satisfies such requirement.

Section 14. DELAWARE COURTS. Unless the Board of Trustees consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust's shareholders, (iii) any action asserting a claim arising pursuant to any provisions of the Delaware Act or the General Corporation Law of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court's having personal jurisdiction over the indispensible parties names as defendants. Any Person purchasing or otherwise acquiring any interest in the Shares shall be deemed to have notice of and consented to the provisions of this Section 14.

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IN WITNESS WHEREOF, the undersigned have executed this Trust Instrument.

/s/ John Y. Keffer
John Y. Keffer

/s/ Mark Moyer
Mark Moyer

/s/ David Tucker
David Tucker

/s/ Jennifer Brown-Strabley
Jennifer Brown-Strabley

/s/ Stacey E. Hong
Stacey E. Hong